UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 27, 2016

Tessera Technologies, Inc.

(Exact name of Registrant as Specified in its Charter)

Delaware	000-50460	16-1620029
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3025 Orchard Parkway

San Jose, California 95134

(Address of Principal Executive Offices, including Zip Code)

(408) 321-6000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.

On May 2, 2016, Tessera Technologies, Inc. (the “Company”) announced its financial results for the first quarter 2016. A copy of the Company’s press release announcing these financial results and other information regarding its financial condition is attached hereto as Exhibit 99.1 to this Form 8-K.

The information in Item 2.02 of this report, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that Section and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

The Company held its Annual Meeting of Stockholders on April 27, 2016 in San Jose, California. The results of the matters voted on by the stockholders are set forth immediately below.

Proposal 1

To elect seven (7) members of the Board to hold office until the next annual meeting or until their successors are duly elected and qualified:

Director Nominee	Votes For	Votes Against	Votes Abstaining	Broker Non-Votes
Tudor Brown	40,820,480	682,382	9,391	3,827,321
John Chenault	41,146,632	355,256	10,365	3,827,321
Richard S. Hill	40,393,833	1,109,264	9,156	3,827,321
Thomas Lacey	41,147,692	355,304	9,257	3,827,321
George A. Riedel	41,146,001	356,792	9,460	3,827,321
Christopher A. Seams	41,148,525	354,473	9,255	3,827,321
Donald E. Stout	40,814,720	687,841	9,692	3,827,321

Proposal 2

To hold an advisory vote on executive compensation:

Votes For	Votes Against	Votes Abstaining	Broker Non- Votes
41,026,831	158,813	326,609	3,827,321

Proposal 3

To ratify the appointment of PricewaterhouseCoopers LLP as the Independent Registered Public Accounting Firm of the Company for its year ending December 31, 2016:

Votes For	Votes Against	Votes Abstaining	Broker Non- Votes
44,656,075	384,130	299,369	0

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release dated May 2, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 2, 2016	TESSERA TECHNOLOGIES, INC.

	By:	/s/ Robert Andersen
	Name:	Robert Andersen
	Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated May 2, 2016